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                                                                     EXHIBIT 1.1
                                ARTICLES OF AMENDMENT
                                          OF
                      HARTFORD INTERNATIONAL ADVISERS FUND, INC.

    Hartford International Advisers Fund, Inc., a corporation organized and existing under the laws of the State of Maryland, does hereby Certify:

    FIRST: That the Articles of Incorporation of the corporation are hereby amended by striking out Article First and inserting in lieu thereof the following:

                         "FIRST: The name of the Corporation
                         is Hartford International Advisers HLS Fund, Inc."

    SECOND: That the amendment of the Articles of Incorporation of the corporation as hereinabove set forth was duly authorized by the Board of Directors of the corporation through the adoption of a resolution at a meeting called and held on January 20, 1998.

    THIRD: That the amendment of the Articles of Incorporation of the corporation was approved by a majority of the entire Board of Directors and that the amendment is limited to a change expressly permitted by Section 2-605 of subtitle 6 to be made without action by the stockholders, and that corporation is registered as an open-end company under the Investment Company Act of 1940.

    FOURTH: That the amendment of the Articles of Incorporation shall be effective on May 1, 1998.

    IN WITNESS WHEREOF, Hartford International Advisers Fund, Inc. has caused these Articles of Amendment to be duly executed by Joseph H. Gareau, its President, and attested to by Kevin J. Carr, its Assistant Secretary, this 9th day of April, 1998.

                                     Hartford International Advisers Fund, Inc.
Attest:
                                By:     /s/ Joseph H. Gareau
                                     ----------------------------------
  /s/ Kevin J. Carr                  Joseph H. Gareau, President
-------------------------
Assistant Secretary

          I, Joseph H. Gareau, President of Hartford International Advisers Fund, Inc., hereby acknowledge, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and I further certify that, to the best of my knowledge, information, and belief, these matters and facts are true in all material respects, under the penalties of perjury.

                                                /s/ Joseph H. Gareau
                                            -----------------------------
                                             Joseph H. Gareau, President